CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT



         We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form SB-2 Registration Statement on Form S-3 of our report, dated September 25, 1998, except for the MIS Section contained within Note 14 which is dated October 9, 1998, which appears on page F-2 of the annual report on Form 10-KSB of Metropolitan Health Networks, Inc. and Subsidiaries for the year ended June 30, 1998.







                                                        KAUFMAN, ROSSIN & CO.




         Miami, Florida
         October 13, 1998